Exhibit 10.4

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

RUBICON TECHNOLOGY, INC. 2016 STOCK INCENTIVE PLAN

AGREEMENT (the “Agreement”), dated as of              (the “Grant Date”), between Rubicon Technology, Inc., a Delaware corporation (the “Company”), and              (the “Participant”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rubicon Technology, Inc. 2016 Stock Incentive Plan (the “Plan”).

1. Grant of Restricted Stock Units. The Company hereby awards to the Participant              restricted stock units (the “RSUs”) as of the Grant Date. Each RSU represents the right to receive one share of Common Stock upon satisfaction of the vesting conditions in Section 2(a).

2. Terms of Restricted Stock Units.

(a) Vesting.

(i) The RSUs will vest in accordance with the following schedule, provided that the Participant has not incurred a Termination prior to the applicable vesting date:

Vesting Date	Percent Vested
[Anniversary of Grant Date]	[%]

(ii) The Participant shall forfeit to the Company, without compensation, any and all unvested RSUs (including any unvested additional RSUs credited pursuant to Section 2(b) below) upon the Participant’s Termination for any reason. There shall be no proportionate or partial vesting in the periods between the vesting dates and vesting shall occur only on each vesting date, provided that no Termination has occurred prior to such date.

(iii) When any RSUs become vested, the Company shall promptly (and in no event later than 30 days after vesting) issue and deliver one share of Common Stock (a “Share”) for each vested RSU (including each additional vested RSU credited pursuant to Section 2(b) below), subject to applicable withholding. Upon delivery of the Shares, the vested RSUs will be deemed fully settled and will be cancelled.

(b) Dividend Equivalents. If the Company pays cash or stock dividends on the Common Stock, the Participant will be credited with an additional number of RSUs as provided in Section 9.4 of the Plan.

(c) Cancellation and Rescission of Awards. The Committee may cancel any RSUs (vested or unvested) at any time upon its determination that the Participant has engaged in any Adverse Conduct. In addition, for a period of two (2) years following the payment or delivery of any Shares pursuant to this Agreement (the “Rescission Period”), upon its determination that the Participant has engaged in Adverse Conduct prior to the payment or delivery of any Shares or during the Rescission Period, the Company may rescind any payment or delivery of Shares. In the event of any such rescission, upon demand by the Company, the Participant shall deliver the Shares to the Company and pay to the Company the amount of any proceeds realized or property received as a result of the sale or other disposition of the Shares (or the Fair Market Value of the Shares at the time of any disposition other than for cash), in such manner and on such terms and conditions as may be required. In addition, any RSUs granted pursuant hereto shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

(d) Withholding. The Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the minimum statutory amount of all applicable foreign, federal, state, provincial and local taxes that the Company is required to withhold (or such larger amount of taxes that may be permitted to be withheld without resulting in the classification of the RSUs as a liability award for accounting purposes) at any time. In the absence of such arrangements, any such withholding obligation may, as determined at the sole discretion of the Committee, be satisfied by reducing the number of Shares otherwise deliverable to the Participant by a number of Shares whose Fair Market Value on the applicable vesting date is equal to the amount of such withholding taxes.

(e) Delivery Delay. The delivery of any Shares may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements, and the Company is not obligated to issue or deliver any Shares if, in the opinion of counsel for the Company, such issuance or delivery constitutes a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state or provincial law or of any regulations of any governmental authority or any national securities exchange.

3. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or continue to employ or retain, the Participant for any period of time, nor does it modify in any respect the Company’s (or any Affiliate’s) right to terminate or modify the Participant’s employment or compensation.

4. Transferability. The Participant may not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the RSUs. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the RSUs in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

5. Uncertificated Shares. Notwithstanding anything else herein, to the extent permitted under applicable foreign, federal, state or provincial law, the Company may issue the Shares in the form of uncertificated shares. Such uncertificated shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant. If thereafter certificates are issued with respect to the uncertificated shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement and may bear such restrictive legends as deemed necessary or appropriate by the Company or its counsel.

6. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares unless and until the Participant has become the holder of record of the Shares, and no adjustments will be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in this Agreement or the Plan.

7. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

8. Amendment. To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan. Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced. This Agreement is intended to comply with the applicable requirements of Section 409A of the Code relating to “short-term deferrals” thereunder, and shall be limited, construed and interpreted in a manner so as to comply therewith.

9. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by regular United States mail, first class and prepaid, or (iii) by certified United States mail, return receipt requested and proper postage prepaid to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Rubicon Technology, Inc.

900 East Green Street, Unit A

Bensenville, IL 60106

Attention: Chief Financial Officer

If to the Participant, to the address on file with the Company.

10. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b) This Agreement shall be governed and construed in accordance with the laws of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

(c) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(d) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

RUBICON TECHNOLOGY, INC.

By:

Name:
Title:

Date:

PARTICIPANT

By:
Name:

Date: